Exhibit 99.1

Presto Announces CEO Departure

San Carlos, CA – March 27, 2023 -- Presto Automation Inc. (NASDAQ: PRST), the largest drive-thru automation technology provider (the “Company”) in the hospitality industry, announced today that its Board of Directors (the "Board") has accepted the resignation of Rajat Suri, the Company’s founder, as Chief Executive Officer and member of the Board to pursue other creative endeavors. Mr. Suri’s resignation is effective immediately. He will serve as a Strategic Advisor to the Board going forward.

The Company named Krishna Gupta, the Company’s Chairman, to the role of Interim Chief Executive Officer until a successor to Mr. Suri is named. Mr. Gupta, 35, was the first investor in the Company in 2008, when he recognized the Company’s potential to transform the hospitality industry with enterprise grade technologies. He has served on the Company’s Board since 2017 and as its Chairman since September 2022, when the Company became a publicly-traded company listed on the Nasdaq. Mr. Gupta founded REMUS Capital, a technology-focused venture capital firm, in 2008, and he is on the board of directors of several privately-held applied AI companies.

“Mr. Suri is a visionary,” said Mr. Gupta. “He founded the Company in 2008 with a mission to transform the way cutting-edge technologies can enhance physical, customer-facing experiences. Under his guidance, the Company has clearly established itself as a revolutionary technology leader in the hospitality industry. The Board is grateful for his commitment to the Company and to improving the restaurant experience.”

“I've had an absolute blast working with the fantastic Presto team on cutting-edge products the world has never seen before,” said Mr. Suri. “We've built the best technology company in this industry, combining both innovation and scalability, and we continue to lead in our markets. Presto is in good hands with a world-class leadership team and dedicated Board members who will take the Company to the next level,” Mr. Suri added.

The Board also announced the Scott D. Raskin, an independent member of the Board, would become the Company’s Lead Independent Director, effective immediately. The Company has formed a search committee of its Board to recruit a successor to Mr. Suri.

“The Board has full confidence that, given his long involvement with the Company, Mr. Gupta is the right executive to guide the Company through this important transition period while we expeditiously move forward to carefully choose a new Chief Executive Officer”, said Mr. Raskin.

About Presto

Presto (NASDAQ: PRST) overlays next-generation digital solutions onto the physical world. Presto’s enterprise-grade Voice, Vision, and Touch technologies help hospitality businesses thrive while delighting guests. With over 380 million transactions processed, Presto is one of the largest labor automation technology providers in the industry. Founded by Rajat Suri while he was a student at MIT in 2008, Presto is headquartered in Silicon Valley in San Carlos, California and counts among its customers some of the top 20 restaurant chains in the United States.

Forward Looking Statements

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Statements that refer to projections, forecasts or other characterizations of future events or circumstances, including any underlying assumptions, are forward-looking statements. Forward-looking statements are typically identified by words such as “plan,” “believe,” “expect,” “anticipate,” “intend,” “outlook,” “estimate,” “forecast,” “project,” “continue,” “could,” “may,” “might,” “possible,” “potential,” “predict,” “should,” “would” and other similar words and expressions, but the absence of these words does not mean that a statement is not forward-looking. The forward-looking statements are based on management’s current expectations and assumptions about future events and are based on currently available information as to the outcome and timing of future events. The forward-looking statements speak only as of the date of this press release or as of the date they are made. Except as otherwise required by applicable law, Presto disclaims any duty to update any forward-looking statements, all of which are expressly qualified by the statements in this section, to reflect events or circumstances after the date of this press release. Presto cautions you that these forward-looking statements are subject to numerous risks and uncertainties, most of which are difficult to predict and many of which are beyond the control of Presto. In addition, Presto cautions you that the forward-looking statements contained in this press release are subject to the following risks and uncertainties: our ability to manage our growth effectively, to sustain our recent revenue growth or attract new customers; the limited operating history with our new Vision and Voice products in a new and developing market; our ability to achieve revenue growth while our expenses increase; continued adverse impacts from COVID-19  (including as a result of global supply chain shortages); the loss of any of our three largest customers or a reduction in their business with us; our ability to improve and enhance the functionality, performance, reliability, design, security, or scalability of our platform to respond to customers’ evolving needs; our ability to protect the security of our customers’’ information; changing privacy laws, regulations and standards, and our ability to comply with contractual obligations and laws related to data privacy and security; unfavorable conditions in the restaurant industry or the global economy, including with respect to food, labor, and occupancy costs; the availability of capital or financing on acceptable terms, if at all; financial covenants and other restrictions on our actions contained in our financing agreements that may limit our operational flexibility; the length and unpredictability of our sales cycles and the amount of investments required in sales efforts; material weaknesses in our internal control over financial reporting and, our ability to remediate these deficiencies; our ability to continue as a going concern; our ability to receive additional financing in a timely manner; shortages, price increases, changes, delays or discontinuations of hardware; our ability to maintain relationships with our payment processors; our relies on computer hardware, licensed software and services rendered by third parties; U.S. laws and regulations (including with respect to payment transaction processing), many of which are unsettled and still developing, and our or our customers’ ability to comply with such laws and regulations; significant changes in U.S. and international trade policies that restrict imports or increase tariffs; any requirements to collect additional sales taxes or be subject to other tax liabilities that may increase the costs to our customers; our ability to adequately protect our intellectual property rights; claims by third parties of intellectual property infringement; our use of open-source software in our platform; and other economic, business, competitive and/or regulatory factors affecting Presto’s business generally as set forth in our filings with the Securities and Exchange Commission.

Contacts

Investors:

Adam Rogers, VP Investor Relations

investor@presto.com

Media:

Christopher Cast & Brian Ruby

media@presto.com